Exhibit 23.1




             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BuyDirect.com, 1998 Stock Option Plan of Beyond.com Corporation of our report dated January 11, 1999, with respect to the consolidated financial statements of Beyond.com Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.






   San Jose, California
   April 14, 1999